UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 10, 2025
(Date of earliest event reported)
1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Jericho Plaza, Suite 200
Jericho, New York 11753
(Address of principal executive offices) (Zip Code)
(516) 237-6000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
1-800-FLOWERS.COM, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 10, 2025. The stockholders considered three proposals at the meeting, each of which is described in more detail in the Proxy Statement. The matters voted upon at the meeting and the results of the votes are stated below.
1. The following nominees for directors were elected to serve a one-year term expiring at the 2026 annual meeting of stockholders:

Nominee	For	Withheld	Broker Non-Votes
Celia R. Brown	277,150,855	1,732,938	3,127,347
Dina Colombo	278,731,266	152,527	3,127,347
Eugene F. DeMark	278,654,292	229,501	3,127,347
Adam Hanft	278,144,486	739,307	3,127,347
Christopher G. McCann	277,268,066	1,615,727	3,127,347
James F. McCann	277,251,548	1,632,245	3,127,347
Shelton Palmer	278,810,573	73,220	3,127,347
Christina Shim	277,443,216	1,440,577	3,127,347
Larry Zarin	277,593,218	1,290,575	3,127,347
2.    The stockholders ratified the appointment of BDO USA, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2026.

For	Against	Abstain	Broker Non-Votes
281,589,254	409,826	12,060	-
3.     The stockholders approved an amendment to the 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 15, 2020 and amended as of October 3, 2023, to increase the authorized shares.

For	Against	Abstain	Broker Non-Votes
276,480,278	2,351,827	51,688	3,127,347

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By:	/s/ James Langrock
James Langrock
Senior Vice President, Treasurer and Chief Financial Officer
Date: December 12, 2025